UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2023

KeyCorp

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

Ohio	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $1 par value	KEY	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series E)	KEY PrI	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F)	KEY PrJ	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G)	KEY PrK	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H)	KEY PrL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board” or “Board of Directors”) of KeyCorp (“KeyCorp” or the “Company”) previously approved, subject to shareholder approval, the KeyCorp Amended and Restated 2019 Equity Compensation Plan (the “A&R Plan”). As described below under Item 5.07, KeyCorp shareholders approved the A&R Plan at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 11, 2023. The A&R Plan became effective upon shareholder approval and, among other things, increased the number of common shares authorized for issuance under the A&R Plan by 40,000,000 common shares, extended the term of the A&R Plan by approximately four years (until May 10, 2033) and imposed an annual limit on the equity and cash compensation of non-employee directors.

A description of the material terms of the A&R Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2023 (the “Proxy Statement”). The foregoing description of the A&R Plan is qualified in its entirety by reference to the full text of the A&R Plan, a copy of which is included as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on May 11, 2023, shareholders elected all thirteen of the directors nominated by the KeyCorp Board of Directors. Each director received a greater number of votes cast for his or her election than votes against his or her election, as stated below. The shareholders also ratified the appointment of Ernst & Young LLP as KeyCorp’s independent auditor for the 2023 fiscal year, approved on an advisory basis KeyCorp’s executive compensation as described in the Proxy Statement, approved on an advisory basis an annual frequency for KeyCorp’s shareholder advisory vote on executive compensation, approved the A&R Plan, and rejected a shareholder proposal seeking to separate the offices of Chairman and Chief Executive Officer.

The final voting results from the meeting are as follows, rounded down to the nearest whole share:

Proposal One—Election of Directors

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Alexander M. Cutler	657,318,121	65,058,762	1,013,877	89,159,417
H. James Dallas	682,992,141	39,398,687	1,001,240	89,159,417
Elizabeth R. Gile	685,771,626	36,707,668	912,773	89,159,417
Ruth Ann M. Gillis	695,104,863	27,398,641	888,563	89,159,417
Christopher M. Gorman	673,692,820	46,397,102	3,302,145	89,159,417
Robin N. Hayes	717,935,430	4,452,204	1,004,433	89,159,417
Carlton L. Highsmith	705,995,314	16,398,683	998,071	89,159,417
Richard J. Hipple	688,397,410	33,991,443	1,003,215	89,159,417
Devina A. Rankin	716,449,579	6,055,476	887,012	89,159,417
Barbara R. Snyder	676,431,849	46,073,322	886,895	89,159,417
Richard L. Tobin	713,558,537	8,873,568	959,962	89,159,417
Todd J. Vasos	713,556,846	8,868,992	966,229	89,159,417
David K. Wilson	718,315,484	4,205,897	870,686	89,159,417

Proposal Two—Ratification of the Appointment of Ernst & Young LLP as KeyCorp’s Independent Auditor for 2023

FOR	AGAINST	ABSTAIN
781,494,076	30,209,123	848,286

Proposal Three—Advisory Approval of KeyCorp’s Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
674,432,282	46,879,231	2,080,553	89,159,417

Proposal Four—Advisory Approval of the Frequency of the Shareholder Advisory Vote on KeyCorp’s Executive Compensation

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTE
704,393,992	1,846,792	15,675,564	1,475,720	89,159,417

Proposal Five—Approval of the KeyCorp Amended and Restated 2019 Equity Compensation Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
655,104,284	66,059,456	2,228,327	89,159,417

Proposal Six—Shareholder Proposal Seeking an Independent Board Chairperson

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
260,226,191	461,344,073	1,821,804	89,159,417

As shown above, KeyCorp’s shareholders recommended, in a non-binding advisory vote, that KeyCorp hold a non-binding advisory vote on the compensation of KeyCorp’s named executive officers, as disclosed in the proxy statement, on an annual basis. Accordingly, in light of this recommendation and other factors considered by the Board, the Board has determined that KeyCorp will hold a non-binding advisory vote on the compensation of KeyCorp’s named executive officers on an annual basis until the Board otherwise determines that a different frequency for such advisory vote is in the best interests of KeyCorp and its shareholders.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	KeyCorp Amended and Restated 2019 Equity Compensation Plan (incorporated herein by reference to Exhibit 99.1 to KeyCorp’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: May 12, 2023

/s/ Andrea R. McCarthy
	Name:	Andrea R. McCarthy
	Title:	Assistant Secretary